EXHIBIT 3.30

Certificate

of Continuance

Canada Business

Corporations Act

AMERITEL MANAGEMENT, INC.	415404-5
Name of corporation	Corporation number

I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.

March 21, 2003

Date of Continuance

CANADA BUSINESS

CORPORATIONS ACT

FORM 11

ARTICLES OF CONTINUANCE

(SECTION 187) (ARTICLE 187)

1. Name of the corporation AMERITEL MANAGEMENT, INC.

2. The province or territory in Canada where the registered office is to be British Columbia

3. The classes and the maximum number of shares that the corporation is Unlimited Common shares

4. Restrictions, if any, on share transfers

No share or shares in the capital of the Corporation shall be transferred without the consent of a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

5. Number (or minimum and maximum number) of directors A minimum of one (1) and a maximum often (10)

6. Restrictions, if any, on business the corporation may carry on None

7. (1) If change of name effected, previous name not applicable

(2) Details of incorporation Incorporated under the Company Act (British Columbia) on March 19, 1980 under the name of Canamco Resources Ltd., which changed its name to Bermuda Resources Ltd. on June 21, 1984, which also changed its name to Ameritel Management, Inc. on September 1, 1988.

8. Other provisions, if any

Limitation on Number of Shareholders

The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

No Public Distribution

Any invitation to the public to subscribe for securities of the Corporation is prohibited.

Authorization to Appoint Additional Directors

The directors may, within the maximum number permitted by the articles, appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

Date Signature

9. Capacity of March 20, 2003

Director

Jocelyn Kelley

Certificate

of Amendment

Canada Business

Corporations Act

AMERITEL MANAGEMENT, INC.

Name of corporation

I hereby certify that the articles of the above-named corporation were amended:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;

Director

November 10, 2003

Date of Amendment